Exhibit 10.2
BLACKLINE, INC.

2018 EMPLOYEE STOCK PURCHASE PLAN

Amended February 12, 2025
1.Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated Contributions. The Company intends for the Plan to have two components: a component that is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “423 Component”) and a component that is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “Non-423 Component”). The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of an option to purchase shares of Common Stock under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; an option granted under the Non-423 Component will provide for substantially the same benefits as an option granted under the 423 Component, except that a Non-423 Component option may include features necessary or advisable to facilitate compliance with Applicable Laws or achieve tax, securities law or other objectives, pursuant to rules, procedures or sub-plans adopted by the Administrator. Except as otherwise provided herein or determined by the Administrator, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
2.Definitions.
(a)“Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.
(b)“Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.
(c)“Applicable Laws” means the requirements relating to the administration of equity-based awards, including, but not limited to, the related issuance of shares of Common Stock, under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable securities, exchange control, tax and other laws of any non-U.S. country or jurisdiction where options are, or will be, granted under the Plan.
(d)“Board” means the board of directors of the Company.
(e)“Change in Control” means the occurrence of any of the following events:
(i)A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii)A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12- month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(f)“Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(g)“Committee” means a committee of the Board appointed in accordance with Section 14 hereof.
(h)“Common Stock” means the common stock of the Company.
(i)“Company” means BlackLine, Inc., a Delaware corporation, or any successor thereto.
(j)“Compensation” means an Eligible Employee’s base straight time gross earnings, payments for overtime and shift premium, and commissions (to the extent such commissions are an integral, recurring part of compensation), but is exclusive of payments for incentive compensation, bonuses, equity compensation income and other similar compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.
(k)“Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.

(l)“Designated Company” means any Subsidiary or Affiliate that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies, provided, however that at any given time, a Subsidiary that is a Designated Company under the 423 Component shall not be a Designated Company under the Non-423 Component.
(m)“Director” means a member of the Board.
(n)“Eligible Employee” means any individual providing services as an employee to the Company or a Designated Company and is customarily employed for at least 20 hours per week and more than five months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator for purposes of any separate Offering or for Participants in the Non-423 Component. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is otherwise legally protected under Applicable Laws with respect to the Participant’s participation in the Plan. Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by Applicable Laws or by contract, the employment relationship will be deemed to have terminated three months and one day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (for each Offering under the 423 Component, on a uniform and nondiscriminatory basis or as otherwise permitted by U.S. Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering under the 423 Component in an identical manner to all highly compensated individuals of the Employer whose Employees are participating in that Offering. Each exclusion shall be applied with respect to an Offering under the 423 Component in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii). Such exclusions may be applied with respect to an Offering under the Non- 423 Component without regard to the limitations of U.S. Treasury Regulation Section 1.423-2.
(o)“Employer” means the employer of the applicable Eligible Employee(s).
(p)“Enrollment Date” means the first Trading Day of each Offering Period.
(q)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(r)“Exercise Date” means the first Trading Day on or before May 10 and November 10 of each Purchase Period. The first Exercise Date under the Plan will be November 10, 2018. Notwithstanding the foregoing, in the event that an Offering Period is terminated prior to its expiration pursuant to Section 19, the Administrator, in its sole discretion, may determine that such Offering Period will terminate without options being exercised on the Exercise Date(s) that otherwise would have occurred during such Offering Period.
(s)“Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or on the last preceding Trading Day if the date of determination is not a Trading Day), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.
(t)“Fiscal Year” means the fiscal year of the Company.
(u)“New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.
(v)“Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).
(w)“Offering Periods” means the overlapping, consecutive periods of approximately 12 months during which an option granted pursuant to the Plan may be exercised, (i) commencing on the first Trading Day on or after May 10 and November 10 of each year and terminating on the first Trading Day on or before May 10 and November 10, approximately 12 months later; provided, however, that the first Offering Period under the Plan will commence with the first Trading Day on or after November 10, 2018 and will end on the first Trading Day on or before November 10, 2019. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20.
(x)“Parent” means a “parent corporation” of the Company whether now or hereafter existing, as defined in Section 424(e) of the Code.
(y)“Participant” means an Eligible Employee who participates in the Plan.
(z)“Plan” means this BlackLine, Inc. 2018 Employee Stock Purchase Plan as may be amended from time to time.
(aa)“Purchase Period” means the period during an Offering Period and during which shares of Common Stock may be purchased on a Participant’s behalf in accordance with the terms of the Plan. Unless the Administrator provides otherwise, Purchase Periods will be the approximately six- month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period will commence on the Enrollment Date and end with the next Exercise Date.
(bb) “Purchase Price” means an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other Applicable Laws, regulation or stock exchange rule) or pursuant to Section 20.
(cc) “Section 409A” means Section 409A of the Code and the regulations and guidance thereunder, as may be amended or modified from time to time.
(dd) “Subsidiary” means a “subsidiary corporation” of the Company whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ee) “Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.
(ff) “U.S. Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
3.Eligibility.
(a)Offering Periods. Any Eligible Employee on a given Enrollment Date will be eligible to participate in the Plan, subject to the requirements of Section 5.
(b)Non-U.S. Employees. Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, an Eligible Employee may be excluded from participation in the Plan or an Offering if the Administrator has determined that participation of such Eligible Employee is not advisable or practicable.
(c)Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds $25,000 worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.
4.Offering Periods. The Plan will be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 10 and November 10 each year, or on such other date as the Administrator will determine; provided, however, that the first Offering Period under the Plan will commence with the first Trading Day on or after November 10, 2018 and end on the first Trading Day on or before November 10, 2019. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may last more than 27 months.
5.Participation. An Eligible Employee may participate in the Plan pursuant to Section 3(a) by (i) submitting to the Company’s stock administration office (or its designee), on or before a date determined by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure determined by the Administrator, in either case on or before a date determined by the Administrator prior to an applicable Enrollment Date.
6.Contributions.
(a)At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) made on each pay day during the Offering Period in an amount not exceeding 15% of the Compensation, which he or she receives on each pay day during the Offering Period (for illustrative purposes, should a pay day occur on an Exercise Date, a Participant will have any Contributions made on such day applied to his or her account under the then-current Purchase Period or Offering Period). The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Purchase Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.
(b)In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on or prior to the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.
(c)All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages of his or her Compensation only. A Participant may not make any additional payments into such account.
(d)A Participant may discontinue his or her participation in the Plan as provided in Section 10. Unless otherwise provided by the Administrator, during any Purchase Period, a Participant may decrease (but not increase) the rate of his or her Contributions (including to zero percent (0%)) one (1) time by satisfying the procedures set forth in this paragraph, provided that any change in Contribution rate made pursuant to the immediately preceding sentence will be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the Participant (unless the Administrator, in its sole discretion, elects to process a given change in Contribution rate earlier). In addition, unless otherwise provided by the Administrator, during an Offering Period, each Participant may increase the rate of his or her Contributions one (1) time up to an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period (or if less, the maximum amount allowed by the ESPP) by satisfying the procedures set forth in this paragraph, provided that any such change in Contribution rate will be effective on the date that the second Purchase Period in such Offering Period commences. Any change to the rate of Participant’s Contributions during an Offering Period or Purchase Period to the extent permitted under this paragraph will require the Participant to (i) properly complete and submit to the Company’s stock administration office (or its designee) a new subscription agreement authorizing the change in Contribution rate in the form provided by the Administrator for such purpose, or (ii) follow an electronic or other procedure prescribed by the Administrator, in either case, on or before a date determined by the Administrator. If a Participant has not followed the procedures set forth in this Section 6(d) to change the rate of Contributions, the rate of his or her Contributions will continue at the originally elected rate throughout the Purchase Period and Offering Period and future Purchase Periods and Offering Periods (unless the Participant’s participation is terminated as provided in Sections 10 or 11). The Administrator may, in its sole discretion, limit or amend the nature and/or number of Contribution rate changes that may be made by Participants during any Purchase Period or Offering Period, and may establish such other conditions or limitations as it deems appropriate for Plan administration.
(e)Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(d), a Participant’s Contributions may be decreased to 0% by the Administrator at any time during an Offering Period (or Purchase Period, as applicable). Subject to Section 423(b)(8) of the Code and Section 3(d) hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Offering Period (or Purchase Period, as applicable) scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.
(f)Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Participants to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted or advisable (or the remittance of payroll deductions by a Designated Company to the Company is not feasible) under Applicable Law, (ii) the Administrator determines that cash contributions are permissible for Participants participating in the 423 Component and/or (iii) the Participants are participating in the Non-423 Component.
(g)At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or at any other time that a taxable event related to the

Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding or payment on account obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s Compensation the amount necessary for the Company or the Employer to satisfy applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or utilize any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).
7.Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Purchase Period more than 2,000 shares of Common Stock (subject to any adjustment pursuant to Section 18) and provided further that such purchase will be subject to the limitations set forth in Sections 3(d) and 13 and in the subscription agreement. The Eligible Employee may accept the grant of such option by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchase Period of an Offering Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.
8.Exercise of Option.
(a)Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional shares of Common Stock will be purchased, unless otherwise determined by the Administrator; any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent Purchase Period or Offering Period, as applicable, subject to earlier withdrawal by the Participant as provided in Section 10. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares of Common Stock hereunder is exercisable only by him or her.
(b)If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 19. The Company may make a pro rata allocation of the shares of Common Stock available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares of Common Stock for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.
9.Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a trustee or designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares of Common Stock be retained with such broker, trustee, or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions or other dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.
10.Withdrawal.
(a)A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose (which may be similar to the form attached hereto as Exhibit B), or (ii) following an electronic or other withdrawal procedure determined by the Administrator. For a withdrawal to be effective, a Participant follow the procedures set forth in this Section 10(a) prior to 1pm Pacific Time on the business day prior to an Exercise Date. If the withdrawal does not occur prior to this time, the Participant will continue to be Participant in the Plan. All of the Participant’s Contributions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.
(b)A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.
11.Termination and Transfer of Employment. Upon a Participant’s ceasing to be an Eligible Employee for any reason (including by reason of the Participant’s Employer ceasing to be a Designated Company or by reason of Participant’s transfer of employment to an Affiliate that is not a Designated Company), he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto, and such Participant’s option will be automatically terminated. Unless determined otherwise by the Administrator in a manner that, with respect to an Offering under the 423 Component, is permitted by, and compliant with, Section 423 of the Code, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company will not be treated as terminated under the Plan; however, if a Participant transfers from an Offering under the 423 Component to the Non-423 Component, the exercise of the option will be qualified under the 423 Component only to the extent it complies with Section 423 of the Code. The Administrator may establish additional or different rules governing employment transfers.
12.Interest. No interest will accrue on the Contributions of a participant in the Plan, except as may be required by Applicable Laws, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall, with respect to Offerings under the 423 Component, apply to all Participants in the relevant Offering, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).

13.Stock.
(a)Subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 1,500,000 shares of Common Stock.
(b)Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will have only the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.
(c)Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or, if so required under Applicable Law, in the name of the Participant and his or her spouse.
14.Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to delegate ministerial duties to any of the Company’s employees, to designate separate Offerings under the Plan, to designate Subsidiaries and Affiliates as participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary or advisable for the administration of the Plan (including, without limitation, to adopt such rules, procedures, sub-plans, and appendices to the enrollment agreement as are necessary or appropriate to permit the participation in the Plan by employees who are non-U.S. nationals or employed outside the U.S., the terms of which rules, procedures sub-plans and appendices may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such rules, procedures sub-plans or appendices, the provisions of this Plan shall govern the operation of such sub- plan or appendix). Unless otherwise determined by the Administrator, the Eligible Employees of the Company and of each Designated Company under the 423 Component will participate in a separate Offering from each other. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions and further, including making any adjustments to correctly reflect a Participant’s elected percentage of payroll deductions or other payments), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.
15.Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.
16.Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings or for Participants in the Non-423 Component for which Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party, provided that, if such segregation or deposit with an independent third party is required by Applicable Laws, it will apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f). Until shares of

Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to such shares.
17.Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.
18.Adjustments, Dissolution, Liquidation, Merger or Change in Control.
(a)Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share, class, and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.
(c)Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period shall end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.
19.Amendment or Termination.
(a)The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 18). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 12 hereof) as soon as administratively practicable.
(b)Without stockholder consent and without limiting Section 19(a), the Administrator will be entitled to change the Offering Periods and any Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.
(c)In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;
(ii)altering the Purchase Price for any Offering Period or Purchase Period including an Offering Period or Purchase Period underway at the time of the change in Purchase Price;
(iii)shortening any Offering Period or Purchase Period by setting a New Exercise Date, including an Offering Period or Purchase Period underway at the time of the Administrator action;
(iv)reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and
(v)reducing the maximum number of shares of Common Stock a Participant may purchase during any Offering Period or Purchase Period. Such modifications or amendments will not require stockholder approval or the consent of any Participants.
20.Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
21.Conditions Upon Issuance of Shares of Common Stock. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.
As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
22.Section 409A. The Plan is intended to be exempt from the application of Section 409A, and, to the extent not exempt, is intended to comply with Section 409A and any ambiguities herein will be interpreted to so be exempt from, or comply with, Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Section 409A.
23.Term of Plan. The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It will continue in effect for a term of 20 years, unless sooner terminated under Section 19.
24.Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
25.Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of California in the United States (except its choice-of-law provisions).
26.No Right to Employment. Participation in the Plan by a Participant shall not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary or Affiliate, as applicable. Furthermore, the Company or a Subsidiary or Affiliate may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.
27.Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.
28.Compliance with Applicable Laws. The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.
29.Automatic Transfer to Low Price Offering Period. To the extent permitted by Applicable Laws, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all Participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

EXHIBIT A

BLACKLINE, INC.
2018 EMPLOYEE STOCK PURCHASE PLAN
GLOBAL SUBSCRIPTION AGREEMENT

     Original Application    Offering Date:
     Change in Payroll Deduction Rate
1.Election to Participate.                      (“Employee”) hereby elects to participate in the BlackLine, Inc. 2018 Employee Stock Purchase Plan (the “Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement to the Plan (the “Subscription Agreement”), including any appendix to this Subscription Agreement applicable to Employee's country (the “Appendix”) and the Plan. The Appendix may include terms and conditions which are in addition to, or in replacement of, the terms and conditions set forth in this Subscription Agreement. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Subscription Agreement.
2.Payroll Deductions. Employee hereby authorizes and consents to payroll deductions by the Company or any Employer from each payroll in the amount of % (from 1% to 15%, a decrease in rate may be to 0%) of his or her Compensation on each payday during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)
3.Accumulation of Payroll Deductions and Purchase of Shares of Common Stock. Employee understands that the payroll deductions elected in the prior paragraph will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. Employee understands that if he or she does not withdraw from an Offering Period within such time as specified by the Company, any accumulated payroll deductions will be used to automatically exercise his or her option and purchase Common Stock under the Plan.
4.Review of Company's Plan and Prospectus. Employee has received a copy of the complete Plan and its accompanying prospectus. Employee understands that his or her participation in the Plan is in all respects subject to the terms of the Plan.
5.Deposit of Shares in Brokerage Account. Shares of Common Stock purchased by Employee under the Plan will be deposited into an account in the name of Employer at a brokerage firm designated by the Company from time to time as the broker to receive shares of Common Stock under the Plan (currently Fidelity).
6.Responsibility for Taxes.
•Employee acknowledges that, regardless of any action taken by the Company and/or, if different, the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or any other tax-related items related to Employee’s participation in the Plan and legally applicable or deemed applicable to Employee (“Tax-Related Items”) is and remains Employee’s responsibility and may exceed the amount, if any, withheld by the Company or the Employer. Employee further acknowledges that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the right to purchase shares of Common Stock or the underlying shares of Common Stock, including, but not limited to, the grant or exercise of the right to purchase shares of Common Stock, the purchase of shares of Common Stock, the issuance of shares of Common Stock upon such purchase, the sale of shares of Common Stock acquired under the Plan or the receipt of any dividends; and (ii) do not commit and are under no obligation to structure the terms of the grant or any aspect of Employee’s participation in the Plan to reduce or eliminate Employee’s liability for Tax-Related Items or achieve any particular tax result. Further, if Employee is subject to Tax-Related Items in more than one jurisdiction, Employee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
•Prior to the relevant taxable or tax withholding event, as applicable, Employee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy any withholding obligations the Company or the Employer may have for Tax-Related Items. In this regard, Employee authorizes the Company and/or the Employer, as applicable, and their respective agents, at their discretion, to satisfy any withholding obligation for Tax-Related Items by one or a combination of the following: (i) withholding from Employee's wages or other Compensation payable to Employee by the Company and/or the Employer; (ii) requiring Employee to tender a cash payment to the Company or the Employer; (iii) withholding from proceeds of the sale of shares of Common Stock acquired upon purchase, either through a voluntary sale or through a mandatory sale arranged by the Company (on Employee’s behalf pursuant to this authorization without further consent); (iv) withholding from the shares of Common Stock to be issued upon purchase; (v) or any other method acceptable to the Company and, to the extent required by Applicable Laws or the Plan, approved by the Administrator.
•The Company may withhold or account for Tax-Related Items by considering minimum statutory withholding rates or other applicable withholding rates, including up to the maximum applicable rate for Employee’s jurisdiction(s). In the event of over-withholding, Employee may receive a refund of any over-withheld amount in cash (without interest and without entitlement to the Common Stock equivalent). In the event of under-withholding, Employee may be required to pay any additional Tax-Related Items directly to the applicable tax authorities or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, Employee will be deemed to have been issued the total number of shares of Common Stock subject to the purchase, notwithstanding that a number of shares of Common Stock are held by solely for the purpose of paying the Tax-Related Items.
•The Company may refuse to deliver the shares of Common Stock or the proceeds of the sale of shares of Common Stock, if Employee fails to comply with Employee’s obligations for Tax-Related Items.
7.Notification of Disposition Requirement. Without limitation to Section 6 above, Employee hereby agrees to notify the Company in writing within thirty (30) days after the date of any disposition of shares of Common Stock acquired under the Plan, and to make adequate provision for withholding obligations for Tax-Related Items, if any, that arise upon the disposition of such shares of Common Stock.
8.Electronic Delivery and Participation. Employee acknowledges and understands that the Company may, in its sole discretion, deliver any documents related to Employee’s current or future participation in the Plan by electronic means and/or may request Employee’s consent to participate in the Plan by electronic means. Employee hereby consents to receive such documents by electronic delivery and to participate in the Plan through any on-line or electronic system established or maintained by the Company or another party designated by the Company.
9.Effectiveness of Agreement. Employee understands that this Subscription Agreement applies to the first Offering Period that begins after the date Employee enrolls in the Plan and will remain in effect for each successive Offering Period unless Employee makes a change to the authorized level of payroll deductions (in which case such new level will continue in effect as aforesaid), withdraws from the Plan or becomes ineligible to participate in the Plan. Notwithstanding the foregoing, Employee’s participation in any successive Offering Period will be governed by the terms and conditions of the Plan and the subscription agreement in effect at the beginning of any such Offering Period, subject to Employee’s right to withdraw from the Plan according to the withdrawal procedures in effect at such time.
10.Agreement to Plan Terms and Eligibility. Employee hereby agrees to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon Employee’s eligibility to participate in the Plan.

11.Data Privacy Information and Consent.
(a)Data Collection and Usage. The Company and the Employer(s) may collect, process and use certain personal information about Employee, including, but not limited to, Employee's name, home address, email address, telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all equity awards or any other entitlement to shares of Common Stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in Employee’s favor (the “Data”). The legal basis for the processing of Employee’s Data, where required, is Employee’s consent.
(b)Stock Plan Administration Service Providers. The Company transfers Data to Fidelity, which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select different service providers and share Data with such different service providers that serve the Company in a similar manner. The Company’s service providers will open an account for Employee to receive and trade shares of Common Stock of Common Stock acquired under the Plan, and Employee may be asked to agree on separate terms and data processing practices with the service provider, which is a condition of any ability to participate in the Plan.
(c)International Data Transfers. The Company and some of its service providers are based in the United States. Employees country or jurisdiction may have different data privacy laws and protections than the United States. The Company’s legal basis, where required, for the transfer of Data is Employee’s consent.
(d)Data Retention. The Company will hold and use Data as long as is necessary to implement, administer and manage Employee’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, exchange control, labor and securities laws. This means that Employee's Data may be retained until after Employee's employment is terminated.
(e)Voluntariness and Consequences of Denial/Withdrawal of Consent. Participation in the Plan is voluntary and Employee is providing the consents herein on a purely voluntary basis. If Employee does not consent, or if Employee later seeks to revoke consent, Employee's salary from or service with the Employer(s) will not be affected; the only consequence of refusing or withdrawing consent is that the Company cannot offer participation in the Plan or grant equity awards to Employee or administer or maintain such awards, and Employee will not be eligible to participate in the Plan.
(f)Data Subject Rights. The Employee may have a number of rights under data privacy laws in Employee's jurisdiction. Depending on where Employee is based, such rights may include the right to (i) request access or copies of Data the Company processes, (ii) rectify incorrect Data, (iii) delete Data, (iv) restrict processing of Data, (v) transport Data, (vi) lodge complaints with competent authorities in Employee's jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, Employee can contact his or her local human resources representative.

By enrolling in the Plan and indicating consent via the Company’s acceptance procedure, Employee is declaring that Employee agrees with the data processing practices described herein and consents to the collection, processing and use of Data by the Company and the transfer of Data to the recipients mentioned above, including recipients located in countries which do not have an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described above.
12.Nature of Offer. By enrolling in the Plan, Employee acknowledges, understands, and agrees that:
(a)the Plan is established voluntarily by the Company, and it is discretionary in nature;

(b)the Plan is operated and the purchase rights are granted solely by the Company and only the Company is a party of this Subscription Agreement; accordingly, any rights Employee may have under this Subscription Agreement, including related to the issuance of shares of Common Stock, may be raised only against the Company but not any Subsidiary or Affiliate (including, but not limited to, the Employer);
(c)the grant of the right to purchase shares of Common Stock is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of rights to purchase shares of Common Stock, or benefits in lieu of rights to purchase shares of Common Stock, even if rights to purchase shares of Common Stock have been granted in the past;
(d)all determinations with respect to future rights to purchase shares of Common Stock or other grants or offers, if any, will be at the sole discretion of the Company;
(e)the right to purchase shares of Common Stock and Employee’s participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company or the Employer, and shall not interfere with the ability of the Company, the Employer or any other Subsidiary or Affiliate, as applicable, to terminate Employee’s employment relationship (if any) at any time;
(f)Employee’s participation in the Plan is voluntary;
(g)the right to purchase shares of Common Stock and any shares of Common Stock purchased under the Plan, and the income from and value of same, are not intended to replace any pension rights or Compensation;
(h)the right to purchase shares of Common Stock and any shares of Common Stock purchased under the Plan, and the income from and value of same, are not part of normal or expected Compensation or salary for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, leave-related payments, pension or retirement or welfare benefits or other similar mandatory payments;
(i)the future value of the underlying shares of Common Stock is unknown, indeterminable, and cannot be predicted with certainty;
(j)if Employee exercises the right to purchase shares of Common Stock, the value of the shares of Common Stock acquired upon exercise may increase or decrease, even below the Purchase Price;
(k)no claim or entitlement to compensation or damages shall arise from forfeiture of the right to purchase shares of Common Stock under the Plan resulting from Employee’s ceasing to provide services to the Company or the Employer (regardless of the reason for the termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where Employee is employed or the terms of Employee’s employment agreement, if any);
(l)for purposes of participation in the Plan, Employee’s status as an employee will be considered terminated as of the date Employee no longer is actively providing services to the Company, the Employer or any other Subsidiary or Affiliate (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where Employee is employed or the terms of his or her employment agreement, if any), and such date will not be extended by any notice period (e.g., Employee’s period of employment would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Employee is employed or the terms of his or her employment agreement, if any); the Administrator shall have the exclusive discretion to determine when Employee no longer is actively providing services for purposes of the Plan (including whether Employee may still be considered to be providing services while on a leave of absence); and

(m)neither the Company, nor the Employer, nor any other Subsidiary or Affiliate Company will be liable for any foreign exchange rate fluctuation between Employee’s local currency and the United States dollar that may affect the value of the right to purchase shares of Common Stock or any amounts due to Employee pursuant to the purchase of shares of Common Stock or the subsequent sale of any shares of Common Stock acquired under the Plan.
13.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, or making any recommendations regarding Employee’s participation in the Plan or the purchase or sale of the underlying shares of Common Stock. Employee understands that Employee should consult with a personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.
14.Insider Trading/Market Abuse Laws. Employee acknowledges that, depending on the applicable jurisdictions, including the United States and Employee’s jurisdiction, Employee may be subject to insider trading restrictions and/or market abuse laws which may affect Employee’s ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to shares of Common Stock or rights linked to the value of shares of Common Stock during such times Employee is considered to have “inside information” regarding the Company as defined in the laws or regulations in the applicable jurisdictions. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. Employee is responsible for complying with any restrictions and should speak to a personal legal advisor on this matter.
15.Foreign Asset/Account, Exchange Control, Tax Reporting and Other Requirements. Depending on Employee’s country, Employee may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the right to purchase shares of Common Stock, the acquisition, holding and/or transfer of shares of Common Stock or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. Employee may be required to report such assets, accounts, account balances and values, and/or related transactions to applicable authorities in Employee’s country. Employee also may be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to Employee’s country through a designated bank or broker and/or within a certain time after receipt. Employee is responsible for complying with any applicable foreign asset/account, exchange control and tax reporting and other requirements and should speak to a personal legal advisor on this matter.
16.Governing Law and Venue. This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of California in the United States (except its choice-of-law provisions). For purposes of litigating any dispute concerning the grant of the right to purchase shares of Common Stock or this Subscription Agreement, Employee consents to the jurisdiction of the State of California and agrees that such litigation shall be conducted in the courts of Los Angeles County, California, or the federal courts for the United States for the Central District of California, and no other courts, where this agreement is made and/or to be performed.
17.Language. Employee is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to enable Employee to understand the terms and conditions of this Subscription Agreement. Furthermore, if Employee has received this Subscription Agreement, the Appendix and/or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
18.Non-U.S. Appendix. The right to purchase shares of Common Stock and participation in the Plan are subject to the additional terms and conditions set forth in the Appendix. Moreover, if Employee relocates to one of the countries located in the Appendix, the additional terms and conditions for such country will apply to Employee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Subscription Agreement.
19.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Employee’s participation in the Plan, on the grant of the right to purchase shares of Common Stock and on any shares of Common Stock purchased under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
20.Waiver. Employee acknowledges that a waiver by the Company of breach of any provision of this Subscription Agreement shall not operate or be construed as a waiver of any other provision of this Subscription Agreement, or of any subsequent breach by Employee or any other Eligible Employee.
21.Severability. The provisions of this Subscription Agreement, including the Appendix, are severable and if any provision is determined to be illegal or otherwise unenforceable, then such provision will be enforced to the maximum extent possible and the remaining provisions will be fully effective and enforceable.

NON-U.S. APPENDIX

BLACKLINE, INC.

2018 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT

Unless otherwise provided below, capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan and Subscription Agreement.

Terms and Conditions

This Appendix includes additional or, if so indicated, different terms and conditions that govern the right to purchase shares of Common Stock granted to Employee if Employee resides and/or works in one of the countries listed below. If Employee is a citizen or resident of a country other than the one in which Employee is currently residing and/or working, transfers to another country after being granted the right to purchase shares of Common Stock, or is considered a resident of another country for local law purposes, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to Employee.

Notifications

This Appendix also includes notifications relating to exchange control and other issues of which Employee should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of November 2024. Such laws are often complex and change frequently. As a result, Employee should not rely on the information in this Appendix as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time shares of Common Stock are purchased or shares of Common Stock purchased under the Plan are sold.

In addition, the notifications are general in nature and may not apply to Employee’s particular situation, and the Company is not in a position to assure Employee of any particular result. Accordingly, Employee should seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation.

Finally, if Employee is a citizen or resident of a country other than the one in which Employee is currently working and/or residing, is considered a resident of another country or transfers employment and/or changes residency to another country after the right to purchase shares of Common Stock has been granted, the terms and conditions and the information contained herein may not be applicable in the same manner.

INDIA

Terms and Conditions

Tax Collection at Source. Tax Collection At Source (“TCS”) may apply to funds remitted out of India if the funds exceed a certain amount (currently INR 700,000) during the Indian fiscal year (“TCS Threshold”). Employee understands that annual remittances out of India, including Contributions under the Plan, may be subject to TCS.

Depending on the procedures established by the Employer and the bank remitting the funds out of India, Employee understands that the Employer or the bank may collect any applicable TCS from their Contributions and remit the remaining Contributions to the Company, which will impact the number of shares of Common Stock that are purchased under the Plan.

Alternatively, if any applicable TCS is not deducted from the Contributions, Employee understands and agrees that the Company or the Employer may deduct any applicable TCS via any withholding method set forth in Section 6 of the Subscription Agreement. Employee may be required to provide a declaration to the Employer or the bank remitting the funds regarding whether the TCS Threshold has been reached based on all remittances out of India, including Contributions accumulated, and Employee agrees to provide such declaration upon request. Employee understands that if Employee fails to provide such declaration upon request, TCS may be applied on all of the accumulated Contributions regardless of whether the TCS Threshold has been reached.

Notifications

Exchange Control Information. Indian residents are required to repatriate to India any funds received pursuant to the Plan within such time period as prescribed under applicable Indian exchange control laws, as may be amended from time to time. Upon repatriation, Indian residents should obtain a foreign inward remittance certificate (“FIRC”) from the bank where they deposit the foreign currency and should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. Indian residents may also be required to provide information to the Company or the Employer to facilitate compliance with exchange control filing requirements in India.

Foreign Asset / Account Reporting Information. Indian residents are required to declare the following items in their annual tax return: (i) any foreign assets held by them (including shares of Common Stock purchased under the Plan), and (ii) any foreign bank accounts for which they have signing authority.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. The following provision supplements Section 6 of the Subscription Agreement:

Without limitation to Section 6 of the Subscription Agreement, Employee agrees that Employee is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Employer or by HM Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). Employee also agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Employee’s behalf.

Notwithstanding the foregoing, if Employee is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the foregoing provision will not apply and the amount of any uncollected income tax may constitute a benefit to Employee on which additional income tax and national insurance contributions (“NICs”) may be payable. Employee will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime, and for paying the Company or the Employer (as appropriate) the value of any employee NICs due on this additional benefit.

EXHIBIT B

BLACKLINE, INC.

2018 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

The undersigned Participant in the Offering Period of the BlackLine, Inc. 2018 Employee Stock Purchase Plan that began on     ,      (the “Offering Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be terminated automatically. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Global Subscription Agreement. Capitalized terms not otherwise defined herein will have the same meanings as such terms are defined in the Plan.

Name and Address of Participant:

Signature:

Date: